Exhibit 10.1

LOWE’S COMPANIES, INC.
2006 LONG TERM INCENTIVE PLAN
Amended and Restated Effective May 27, 2022

i

ii

LOWE’S COMPANIES, INC.
2006 LONG TERM INCENTIVE PLAN
As Amended and Restated Effective May 27, 2022
ARTICLE I
INTRODUCTION AND PURPOSE

Lowe’s Companies, Inc. maintains the Lowe’s Companies, Inc. 2006 Incentive Plan under which the Company may make equity awards to non-employee directors and employees who contribute significantly to the profits or growth of the Company. Effective as of May 27, 2022, the Plan is amended and restated as set forth in this instrument.

ARTICLE II
DEFINITIONS

Section 2.1Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Section 3.2.

Section 2.2Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions applicable to an Award granted to a Participant under the Plan. An Agreement may be in electronic form and, unless otherwise provided by/if so provided by the Administrator, need not be signed by a representative of the Company or a Participant.

Section 2.3Award means a grant made to a Participant under the Plan that is in the form of Options, SARs, Stock Awards, Performance Shares or Other Stock-Based Awards.

Section 2.4Board means the Board of Directors of the Company.

Section 2.5Cause as a reason for a Participant’s termination of employment as an employee shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or a Participating Subsidiary or in the Agreement; provided, however, that if there is no such definition, “Cause” shall mean, in each instance the occurrence of which will be determined by the Company in its reasonable judgment, (i) the Participant’s willful and continued failure to satisfactorily perform his or her duties with the Company or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by the Participant, after reasonable efforts, to meet performance expectations), after a written demand for performance is delivered to the Participant by his or her supervisor which specifically identifies the manner in which the Company or a Subsidiary believes that the Participant has not satisfactorily performed his or her duties and the Participant’s failure to cure such failure, if curable, within 10 days after such written demand is delivered to the Participant, (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or a Subsidiary, (iii) the Participant while employed by the Company or a Subsidiary being convicted of, or pleading nolo contendere to, any felony or a crime involving moral turpitude which would materially limit the Participant’s ability to carry out the Participant’s essential job functions, (iv) the Participant materially breaching any corporate policy or code of conduct established by the Company or a Subsidiary as such policies or codes may be adopted from time to time, (v) the Participant violating the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between the Participant and the Company or a Subsidiary, or (vi) the Participant engaging in conduct that is likely to have a deleterious effect on the Company or any Subsidiary or their legitimate business interests, including but not limited to their goodwill and public image. For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company.

Section 2.6Change in Control means the occurrence of any one of the following events:

(i)individuals who constitute the Board as of the Effective Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii)any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) an acquisition directly by or from the Company or any Subsidiary; (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii)); or

(iii)the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not a Subsidiary of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

Section 2.7Code means the Internal Revenue Code of 1986, and any amendments thereto.

Section 2.8Committee means the Compensation Committee of the Board. Notwithstanding the foregoing, at the discretion of the Board from time to time, the Plan may be administered by the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section) shall include the Board. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

Section 2.9Common Stock means the common stock of the Company.

Section 2.10Company means Lowe’s Companies, Inc., a North Carolina corporation.

Section 2.11Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

Section 2.12Disability shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or a Participating Subsidiary or in the Agreement; provided, however, that if there is no such definition, Disability means termination of employment or service on account of a mental or physical disability that qualifies as a disability under (i) the Social Security Act as evidenced by the issuance of a determination by the Social Security Administration while the Participant is employed that the Participant is disabled or (ii) the long-term disability plan sponsored by the Company or a Subsidiary in which the Participant participates as evidenced by the issuance of a determination by the claims administrator for such plan while the Participant is employed that the Participant is disabled. Notwithstanding the foregoing, with respect to a Participant who is a Nonemployee Director and with respect to an Incentive Stock Option, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

Section 2.13Effective Date of the amended and restated Plan set forth in this instrument means May 27, 2022, subject to approval of the Plan by the Company’s shareholders on such date.

Section 2.14Employee means an employee of the Company or a Subsidiary.

Section 2.15Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

Section 2.16Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the

Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

Section 2.17Fiscal Year means the Company’s fiscal year.

Section 2.18Good Reason for a Participant’s termination of employment with the Company or a Participating Subsidiary following a Change in Control shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or a Participating Subsidiary or in the Agreement; provided, however, if there is no such definition, “Good Reason” shall mean any of the following acts by the Company or a Participating Subsidiary without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Participating Subsidiary within 10 days after receipt of notice thereof given by the Participant): (i) diminution of the Participant’s position, authority, title, reporting requirements, duties, or responsibilities as in effect on the date immediately prior to the Change in Control, (ii) a reduction by the Company or a Participating Subsidiary in the Participant’s base salary as in effect on the date immediately prior to the Change in Control, or (iii) the Company’s requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the office or location at which the Participant was based on the date immediately prior to the Change in Control, or to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control.

Section 2.19Initial Value means, with respect to a SAR, the value the Administrator assigns to the SAR on the date SAR is granted.

Section 2.20Incentive Stock Option means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. An Incentive Stock Option may not be granted to a Nonemployee Director.

Section 2.21Nonemployee Director means a member of the Board who is not an Employee of the Company or a Subsidiary.

Section 2.22Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.

Section 2.23Option means a stock option Award as described in Article VI that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

Section 2.24Other Stock-Based Award means any other type of equity-based or equity-related Award not otherwise described by the terms of the Plan granted under Article VIII of the Plan in such amount and subject to such terms and conditions as the Administrator determines. Such Awards may involve the transfer of actual shares to Participants, or payment in cash or otherwise of amounts based on the value of or determined by reference to shares of Common Stock.

Section 2.25Participant means an Employee or Nonemployee Director to whom an Award is or has been made in accordance with the Plan.

Section 2.26Participating Subsidiary means any Subsidiary and any other partnership, joint venture, corporation or other entity designated by the Administrator from time to time prior to a Change in Control as an entity whose employees are eligible to participate in the Plan.

Section 2.27Performance Shares means an Award as described in Article IX of Common Stock or units representing Common Stock, or a number of shares of Common Stock determined pursuant to standards set forth in the Agreement, subject to one or more conditions including performance criteria on the grant, issuance, vesting, and/or forfeiture of such shares as determined by the Administrator.

Section 2.28Plan means the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan, as set forth herein and as amended from time to time.

Section 2.29Retirement of a Participant shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or a Participating Subsidiary or in the Agreement, provided, however, if there is no such definition, then with respect to a Participant who is not a Nonemployee Director, “retirement” means the voluntary termination of employment on or after all the following occur: (a) the Participant attains age 55 and the Participant’s age plus years of service equal or exceed 70; (b) the Participant has given the Board at least 10 days advance notice of retirement; (c) the Participant executes and does not revoke a release of claims provided to the Participant by the Company upon receipt of the Participant’s notice; (d) the Board approves the retirement; and (e) with respect to a particular Award under the Plan, 6 months has elapsed from the date on which such Award was granted.

The term “Retirement” shall in no event include a termination of the Participant’s employment by the Company or a Subsidiary for Cause.

Section 2.30SAR means a stock appreciation right Award as described in Article VII that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

Section 2.31Stock Award means an Award of Common Stock or units representing Common Stock as described in Article VIII and may include restricted stock, restricted stock units and deferred stock units, subject to such terms and conditions as set forth in the Agreement and Plan.

Section 2.32Subsidiary means any corporation or other entity a majority of whose outstanding voting stock, voting power or equity interest is beneficially owned directly or indirectly by the Company; provided, however, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of the date the Company attains majority ownership.

ARTICLE III
ADMINISTRATION

Section 3.1Committee Authority. The Plan shall be administered by the Administrator. The Administrator shall have the authority to grant Awards upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of an Award. The Administrator shall have complete authority to interpret all provisions of the Plan; to prescribe and amend the form of Agreements and documents used in connection with the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; to select from all eligible individuals those to whom Awards shall be granted and determine, in its sole discretion, any and all terms and conditions permissible by law and the number of shares of Common Stock subject to each Award; to establish and determine whether and the extent to which performance conditions or other conditions associated with an Award have been satisfied; and to make all other determinations necessary or advisable for the administration of the Plan and Awards, such as correcting a defect, supplying any omission, adjusting to reflect any items that are unusual in nature or infrequently occurring, or reconciling any inconsistency, so that the Plan or any Agreement complies with applicable law, regulations and listing requirements or so as to avoid unanticipated consequences or address unanticipated events deemed by the Administrator to be inconsistent with the purposes of the Plan or any Award. The express grant in the Plan of any specific power to the Administrator or the Committee shall not be construed as limiting any power or authority of the Administrator or the Committee. Any decision made, or action taken, by the Administrator or the Committee in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement or Award. All expenses of administering the Plan shall be borne by the Company.

Section 3.2Delegation of Authority. The Committee, in its discretion and through resolution passed by a majority of the Committee, may to the extent permitted by applicable law and applicable listing standards delegate to one or more subcommittees consisting of one or more directors or one or more officers of the Company, all or part of the Committee’s authority and duties with respect to grants and awards to individuals who at the time of grant are not, and are not anticipated to become, persons subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

Section 3.3Indemnification. No member of the Board, the Committee, the Administrator or any employee of the Company or a Subsidiary (each such person, an “Indemnified Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnified Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Indemnified Person, with the Company’s approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that such right of indemnification is not otherwise authorized by or is prohibited by law or by the Company’s Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnified Persons or hold them harmless.

ARTICLE IV
ELIGIBILITY

Any Employee and any Nonemployee Director shall be eligible to participate in the Plan. The Administrator shall have discretion to select from all Employees and Nonemployee Directors those individuals or classes of individuals to whom Awards shall be granted.

ARTICLE V
STOCK SUBJECT TO PLAN; AWARD LIMITATIONS

Section 5.1Sources of Shares Issued. Shares of Common Stock issued under the Plan may be original issue shares or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of the Company (or his or her designee), unless otherwise determined by the Administrator.

Section 5.2Aggregate Limit. Subject to adjustment as provided in Article XI, the total number of shares of Common Stock that shall be available for issuance to Participants under the Plan pursuant to Awards made on and after March 21, 2014 is 40,000,000.

Section 5.3Awards Made and Plan Terms in Effect Prior to the Effective Date. Any Awards made under the Plan before the Effective Date shall remain in full force and effect but shall be subject to the terms of the Plan as in effect following the Effective Date except to the extent that the applicability of any such provision would require the consent of the Participant.

Section 5.4Share Counting. The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments in the number of shares of Common Stock available under Section 5.2 if the number of shares of Common Stock actually delivered to a Participant differs from the number of shares of Common Stock previously counted in connection with an Award to the Participant, subject, however, to the following:

(i)Common Stock subject to an Award (whether granted under the Plan before or after the Effective Date) that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Stock to the Participant will again be available for Awards under the Plan.

(ii)Common Stock that is withheld in payment of the exercise price of an Option or in payment of withholding taxes relating to an Award shall be deemed to constitute Common Stock delivered to the Participant and shall not be available for Awards under the Plan.

(iii)Upon the exercise of an Option or if a SAR is settled with Common Stock, the total number of shares of Common Stock subject to the Option or SAR (as the case may be) shall be deemed delivered to the Participant (regardless of the number of shares of Common Stock actually paid to the Participant) and shall not be available for Awards under the Plan.

(iv)Common Stock repurchased on the open market with cash proceeds from exercise of an Option shall not be available for Awards under the Plan.

Section 5.5Award Limitations—Employees. Notwithstanding any other provision of the Plan to the contrary, in no event shall any Participant who is an Employee of the Company or a Participating Subsidiary receive in any Fiscal Year, subject to adjustment as provided in Article XI:

(i)an award of Options with respect to more than 2,000,000 shares of Common Stock; provided, however, that in connection with the Participant’s commencement as an Employee, the Participant may be granted Options with respect to up to an additional 1,000,000 shares of Common Stock, which shall not count against the foregoing Fiscal Year limit;

(ii)an award of SARs with respect to more than 1,500,000 shares of Common Stock; provided, however, that in connection with the Participant’s commencement as an Employee, the Participant may be granted SARs with respect to up to an additional 1,000,000 shares of Common Stock, which shall not count against the foregoing Fiscal Year limit;

(iii)a Stock Award that will become vested or transferable based on performance objectives described in Section 8.3 with respect to more than 600,000 shares of Common Stock; or

(iv)Performance Shares with respect to more than 600,000 shares of Common Stock.

Section 5.6Award Limitations—Nonemployee Directors. Notwithstanding any other provision of the Plan to the contrary, in no event shall the grant date value of Awards granted under the Plan during any Fiscal Year to any Participant who is a Nonemployee Director exceed $750,000.

ARTICLE VI
OPTIONS

Section 6.1Award. The Administrator will designate each Participant to whom an Option is to be granted and will specify the terms of the Option, including the vesting schedule, whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, and the number of shares of Common Stock covered by such awards.

Section 6.2Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.

Section 6.3Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

Section 6.4Ten Percent Shareholders. Notwithstanding Sections 6.2 and 6.3, no Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Common Stock at the date of grant and the Option expires no later than five years after the date of grant.

Section 6.5Limit for Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.

Section 6.6Exercise. Subject to the other provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

Section 6.7Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator (including “cashless exercise” arrangements). If the Administrator provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company (by attestation of ownership or actual delivery of one or more certificates). If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

Section 6.8Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII
SARS

Section 7.1Award. The Administrator will designate each Participant to whom SARs are to be granted and will specify the number of shares covered by such awards; provided, however, no Participant may be granted Corresponding SARs (under all incentive plans of the Company and its affiliates) that are related to Incentive Stock Options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

Section 7.2Initial Value. The Initial Value of an SAR shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the SAR is granted.

Section 7.3Maximum SAR Period. The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR shall have a term of more than ten years from the date such related Option was granted (or, if Section 6.4 applies, five years from such date of grant).

Section 7.4Exercise. Subject to the other provisions of the Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. A SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

Section 7.5Settlement. At the Administrator’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

ARTICLE VIII
STOCK AWARDS

Section 8.1Award. The Administrator will designate each Participant to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

Section 8.2Vesting. A Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for such period of time and subject to such conditions as may be set forth in the Agreement and not otherwise inconsistent with Section 10.5 of the Plan.

Section 8.3Shareholder Rights. Prior to their forfeiture in accordance with the terms of the applicable Agreement, a Participant will have all rights of a shareholder with respect to a Stock Award consisting of shares of Common Stock, including the right to receive dividends and vote the shares, unless such rights are limited by the terms of the applicable Agreement; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to or represented by a Stock Award, (ii) the Company shall retain custody of the shares of Common Stock granted pursuant to or represented by a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award or a signed agreement acknowledging the transfer and forfeiture restrictions on such shares. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under or represented by the Stock Award are transferable and are no longer forfeitable.

Section 8.4Other Stock-Based Awards. Other Stock-Based Awards, providing for the delivery of Common Stock or valued in whole or in part by reference to or otherwise based on Common Stock, including the appreciation in value thereof, may be granted either alone or in addition to Stock Awards provided for under this Article VIII. Subject to the provisions of the Plan, the Administrator will have authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) subject to any such Other Stock-Based Awards and all other terms and conditions applicable to such Other Stock-Based Awards.

ARTICLE IX
PERFORMANCE SHARE AWARDS

Section 9.1Award. The Administrator will designate each Participant to whom an award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by such awards, or the manner for determining such number of shares.

Section 9.2Earning the Award. The Administrator, on the date of the grant of an award of Performance Shares, shall prescribe that the grant, issuance, vesting, or forfeiture of Performance Shares, or a portion or multiple thereof, will be subject to the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year. Performance objectives may include, without limitation, Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department, region or function within the Company or a Subsidiary, and may be measured relative to the performance of other corporations. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator determines and certifies that stated performance objectives have been achieved.

Section 9.3Payment. The amount payable when an award of Performance Shares is earned shall be settled by the issuance of Common Stock, unless the Administrator in its discretion provides that such settlement shall be in cash or a combination of cash and Common Stock. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof. The Administrator may, at or after the date of award of Performance Shares, provide for the payment of contingent dividends or dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, provided such dividends or dividend equivalents shall be paid to the Participant only if the Performance Shares with respect to which such dividends or dividend equivalents are payable are earned by the Participant.

ARTICLE X
PROVISIONS APPLICABLE TO AWARDS GENERALLY

Section 10.1Recoupment of Awards. The Administrator may require in any Agreement that any current or former Participant reimburse the Company for all or any portion of any Award, terminate any outstanding, unexercised, unexpired or unpaid Award, rescind any exercise, payment or delivery pursuant to an Award or recapture any shares of Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares of Common Stock issued pursuant to an Award made under the Plan to the extent required by any recoupment or clawback policy adopted by the Administrator in its discretion or to comply with the requirements of any applicable laws.

Section 10.2Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award issued under the Plan may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Notwithstanding the foregoing, the Committee may provide in an Agreement for the transfer of an Award by gift or pursuant to a qualified domestic relations order to any “family member” (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant in accordance with the rules of Form S-8. Further, Participants employed by the Company or a Participating Subsidiary within the United States may designate a beneficiary or beneficiaries to exercise any Award or receive payment under any Award payable on or after the Participant’s death. Such designation shall be in a written or electronic form approved by the Committee and shall be effective upon its receipt by the Company or by the Company’s agent. For Participants employed by the Company or a Participating Subsidiary outside the United States, no unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

Section 10.3Share Certificates. All certificates for Common Stock or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Common Stock or other securities are then listed or reported and any applicable federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

Section 10.4Acceleration upon a Change in Control. Except as otherwise provided in the Agreement, upon termination of an Employee Participant’s employment by the Company without Cause, or by an Employee Participant for Good Reason, within a period of one year following the occurrence of a Change in Control (i.e., “double-trigger”), all outstanding Options and SARs held by such Participant shall become fully exercisable and all restrictions and performance conditions on outstanding Stock Awards and awards of Performance Shares held by such Participant shall lapse, with any applicable performance goal or goals applicable to Awards deemed to have been met at the level specified in the Agreement based on actual performance through the fiscal quarter end immediately preceding such event, if calculable, or otherwise at target. To the extent that this provision causes Incentive Stock Options to exceed the $100,000 limitation set forth in Section 6.5, the excess Options shall be deemed to be Non-Qualified Stock Options.

Section 10.5Acceleration for Other Reasons; Minimum Vesting Terms. The Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options or SARs shall become fully or partially exercisable, or that all or a part of the restrictions and performance conditions on all or a portion of any outstanding Stock Awards and Performance Shares shall lapse, in either case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 10.5. Notwithstanding the foregoing, the minimum vesting schedule for Awards granted after the Effective Date shall not be less than 12 months from the Grant Date (or in the case of awards granted to Nonemployee Directors, not less than the period between successive annual meetings of shareholders); provided that the foregoing minimum vesting restrictions shall not apply with respect to: shares issued upon vesting in the event of acceleration due to death, Disability, Retirement, or termination of employment following a Change in Control in accordance with Section 10.4; Awards assumed in connection with a merger or similar transaction; and shares representing up to five percent (5%) of the number of shares of Common Stock issued or available for issuance from those shares authorized pursuant to Section 5.2. To the extent that this provision causes Incentive Stock Options to exceed the $100,000 limitation set forth in Section 6.5, the excess Options shall be deemed to be Non-Qualified Stock Options.

Section 10.6Effect of Acceleration. If an Award is accelerated under the Plan, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Common Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

Section 10.7Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Administrator at its discretion, and any determination by the Administrator shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Participating Subsidiaries, transfers from a Participating Subsidiary to the Company, or transfers from one Participating Subsidiary to another Participating Subsidiary. The Administrator shall specify at or prior to such occurrence, as to any individual Participant or all affected Participants, whether any of the following events constitutes a termination of employment: (i) a spin-off, sale or disposition of the operations in which a Participant is employed from the Company or any Subsidiary, regardless of whether such Participant remains employed by the same entity or with the same operation, and (ii) any change in a Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (iii) any transfer, at the request of the Company or a Subsidiary, that results in any Participant becoming employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Participating Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company or a Participating Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

Section 10.8Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Common Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis.

Section 10.9Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit or to require selected Participants the opportunity to elect to defer receipt of the shares or other consideration due upon the settlement of an Award or other event that absent the election would entitle the Participant to payment or receipt of shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Notwithstanding the foregoing, each such deferral opportunity shall be structured by the Administrator so as to comply with all applicable requirements of Code Section 409A and the Treasury Regulations thereunder.

ARTICLE XI
ADJUSTMENTS IN CORPORATE TRANSACTIONS

Section 11.1Adjustments Upon Certain Corporate Transactions. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the limitations under Sections 5.2 and 5.5 shall be adjusted proportionately, and the Committee shall adjust Options, SARs, Performance Shares and Stock Awards to preserve the benefits or potential benefits of such Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Common Stock, the authorization limits under Sections 5.2 and 5.5 shall be increased proportionately, and the shares of Common Stock then subject to each Option, SAR, Performance Share and Stock Award shall be increased proportionately without any change in the aggregate purchase price therefor.

Section 11.2No Antidilution Adjustments. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be granted or distributed under the Plan; the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares or SARs.

Section 11.3Assumption of Acquired Company Awards and Plans. The Committee may make Stock Awards and may grant Options, SARs, and Performance Shares in substitution for similar awards held by an individual who becomes an employee of the Company or a Participating Subsidiary in connection with the acquisition by the Company or a Subsidiary of another entity, an interest in another entity or an additional interest in such an entity. Notwithstanding any provision of the Plan, the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. Additionally, in the event that an entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance pursuant to Section 5.2 of the Plan; provided that Awards using such available shares shall only be made (i) until the last date that awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and (ii) to individuals who were not Employees or Nonemployee Directors prior to such acquisition or combination.

ARTICLE XII
COMPLIANCE WITH LAW AND
APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII
GENERAL PROVISIONS

Section 13.1Effect on Employment and Service. Neither the adoption of the Plan, its operation, or any documents describing or referring to the Plan (or any part thereof), nor the grant of any Award to a Participant, shall confer upon any individual any right to continue in the employ or service of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

Section 13.2Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

Section 13.3Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

Section 13.4No Rights to Awards. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

Section 13.5No Shareholder Rights. Subject to Section 8.3, no Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Common Stock are in fact issued to such person in connection with such Award.

Section 13.6Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount up to the maximum statutory rate to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding be satisfied, in whole or in part, by withholding from the Award shares of Common Stock having a Fair Market Value on the date of withholding equal to an amount up to the maximum statutory rate, all in accordance with such procedures as the Administrator establishes.

Section 13.7Foreign Employees. In order to facilitate the making of any Award under the Plan, the Administrator may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Participating Subsidiary outside of the United States of America as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

Section 13.8Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

Section 13.9Compliance with Code Section 409A. The Plan and Awards granted hereunder are intended to be exempt from Section 409A of the Code, to the extent that Section 409A of the Code is applicable to an Award, and, to the extent not so exempt, to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered to the greatest extent possible consistent with this intent. For each Award intended to comply with the short-term deferral exception provided for under Section 409A of the Code, the related Award Agreement shall provide that such Award shall be paid out by the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture. To the extent that the Administrator determines that a Participant would be subject to the additional tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code as a result of any provision of any Award, to the extent permitted by Section 409A of the Code, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Administrator shall determine the nature and scope of such amendment. To the extent required by Section 409A of the Code, any payment under the Plan made in connection with the “separation from service” (as defined in Section 409A of the Code) of a “specified employee” (as defined in Section 409A of the Code) of an Award that is deferred compensation that is subject to Section 409A of the Code shall not be made earlier than six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code. In addition, if the Participant is entitled to a series of installment payments, each amount to be paid to a Participant pursuant to the Plan or any Agreement shall be construed as a separate identified payment for purposes of Code Section 409A.

Section 13.10Governing Law. To the extent not governed by federal law, the Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of North Carolina.

Section 13.11Effect on Other Benefits and Compensation Plans. Unless otherwise required by applicable law, Awards made under this Plan and payments from such Awards shall not be considered part of a Participant’s regular compensation for the purpose of any termination, indemnity or severance pay laws of any country and shall not be included in or have an effect on the determination of benefits under any other benefit plan, contract, or arrangement sponsored by the Company or a Subsidiary unless expressly provided by such other plan, contract or arrangement, or unless the Administrator expressly determines that an Award should be included to reflect that an Award has been made in lieu of a portion of competitive cash compensation.

ARTICLE XIV
AMENDMENT, MODIFICATION, AND TERMINATION

Section 14.1Amendment, Modification, and Termination. The Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

Section 14.2Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without the consent of the Participant; provided, however:

(i)that the Committee determines in its sole discretion that such amendment or alteration either (A) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (B) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated;

(ii)that no amendment shall be made following a Change in Control without the Participant’s prior written consent;

(iii)the original term of an Option or SAR may not be extended; and

(iv)without the further approval of the shareholders of the Company, (A) no amendment or modification of an Option or SAR shall reduce the Option exercise price or the Initial Value of the SAR, (B) no Option or SAR shall be cancelled in exchange for cash, other Awards or Options or SARs having a lower Option exercise price or SAR Initial Value and (C) no amendment or modification may increase the dollar limitation in Section 5.6. For avoidance of doubt, clauses (A) and (B) of this Section 14.2(iii) are intended to prohibit the repricing of “underwater” Options and SARs, except as otherwise expressly permitted by the anti-dilution provision in Article XI.

ARTICLE XV
DURATION OF PLAN

No Award may be granted under the Plan after the tenth anniversary of the most recent date that the shareholders have approved the Plan. Awards granted before that date shall remain valid in accordance with their terms and conditions and the Plan’s terms and conditions.